UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2010
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52782	90-0335743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
9.01	Financial Statement and Exhibits

2.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Mainland Resources, Inc. Amends Articles of Incorporation to Increase Authorized Capital

As disclosed in its current report on Form 8-K dated May 29, 2008, as filed with the Securities and Exchange Commission on May 30, 2008, Mainland Resources, Inc. (the "Company" or "Mainland") effected a 1.5 for one (1.5:1) forward split of its common stock as of the open of market on May 29, 2008 (the "Record Date"). As a result, each shareholder of record on the Record Date received an additional one-half share of common stock for each share of common stock held; provided, however, that no fractional shares were issued. There were 26,410,000 shares of common stock issued and outstanding immediately before the forward stock split, and 39,615,000 shares of common stock issued and outstanding immediately afterwards.

Notice of the forward stock split was provided to the Financial Industry Regulatory Authority, Inc. but, due to an administrative oversight, a Certificate of Change to effect a simultaneous 1.5 for one (1.5:1) forward split of the Company's authorized common stock pursuant to section 207(1) of the Nevada Private Corporations Law (NRS 78.207) was not filed with the Nevada Secretary of State.

The Corporation has now rectified the administrative oversight by filing a Certificate of Change with the Nevada Secretary of State to effect, as of May 26, 2010, the 1.5 for one (1.5:1) forward split of the Company's authorized common stock pursuant to section 207(1) of the Nevada Private Corporations Law. As a result, the Company's authorized capital has been increased from 400,000,000 shares of common stock, par value $0.0001 per share, to 600,000,000 shares of common stock, par value $0.0001 per share. There is no accompanying change to the Company's issued and outstanding share capital, which currently stands at 80,969,502 shares of common stock.

Important Additional Information Will Be Filed With The SEC

In connection with the proposed merger transaction with American Exploration Corporation ("American Exploration") announced on March 23, 2010, Mainland intends to file relevant materials with the United States Securities and Exchange Commission (the "SEC"), including a Registration Statement on Form S-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the securities of Mainland to be issued in exchange for securities of American Exploration. The Registration Statement will incorporate a joint proxy statement/ prospectus (the "Proxy Statement/Prospectus") that Mainland and American Exploration plan to file with the SEC and mail to their respective stockholders in connection with obtaining stockholder approval of the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Mainland, American Exploration, the merger and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available, and other documents filed with the SEC by Mainland and American Exploration, through the web site maintained by the SEC at www.sec.gov. Mainland's security holders will also receive information at an appropriate time on how to obtain these documents free of charge from the Mainland. In any event, documents filed by Mainland with the SEC may be obtained free of charge by contacting the Company at: Mainland Resources, Inc.; Attention: Mr. William Thomas, CFO; 21 Waterway Avenue, Suite 300, The Woodlands, Texas 77380; Facsimile: (713) 583-1162.

3.

Each of Mainland and American Exploration, and their respective directors and executive officers, also may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.

EXHIBIT NUMBER     DESCRIPTION

3.1       Certificate of Change filed with the Nevada Secretary of State on May 26, 2010*

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAINLAND RESOURCES, INC.
DATE: May 26, 2010	By: "William D. Thomas" __________________________ William D. Thomas Chief Financial Officer/Treasurer

4.